Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com March 21, 2022

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WASHINGTON, D.C.

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SEOUL

SHANGHAI

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TORONTO

NXP Semiconductors N.V.,

60 High Tech Campus

5656AG Eindhoven

Netherlands

Ladies and Gentlemen:

Re:	NXP Semiconductors N.V.

Registration Statement on Form S-4

We have acted as special United States counsel to NXP Semiconductors N.V., a public company with limited liability organized under the laws of The Netherlands (the “Parent”), in connection with the public offering by NXP B.V., a private company with limited liability organized under the laws of The Netherlands (the “Company”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”) and NXP USA, Inc., a Delaware corporation (“NXP USA” and together with the Company and NXP Funding, the “Issuers”), of (i) up to $500,000,000 aggregate principal amount of the Issuers’ 2.700% Senior Notes due 2025 (the “New 2025 Notes”), to be issued under the Indenture, dated as of May 1, 2020 (the “2025/2027/2030 Indenture”), among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), (ii) up to $750,000,000 aggregate principal amount of the Issuers’ 3.875% Senior Notes due 2026 (the “New 2026 Notes”), to be issued under the Indenture, dated as of June 18, 2019 (the “2026/2029 Indenture”), among the Issuers, the Parent, as guarantor, and the Trustee (iii) up to $500,000,000 aggregate principal amount of the Issuers’ 3.150% Senior Notes due 2027 (the “New 2027 Notes”), to be issued under the 2025/2027/2030 Indenture, (iv) up to $1,000,000,000 aggregate principal amount of the Issuers’ 4.300% Senior Notes due 2029 (the “New 2029 Notes”), to be issued under the 2026/2029 Indenture, (v) up to $1,000,000,000 aggregate principal amount of the Issuers’ 3.400% Senior Notes due 2030 (the “New 2030 Notes”), to be issued pursuant to the 2025/2027/2030 Indenture, (vi) up to $1,000,000,000 aggregate principal amount of the Issuers’ 2.500% Senior Notes due 2031 (the “New 2031 Notes”), to be issued under the Indenture, dated as of May 11, 2021 (the “2031/2041 Indenture”), among the Issuers, the Parent, as guarantor and the Trustee (vii) up to $1,000,000,000 aggregate principal amount of the Issuers’ 2.650% Senior Notes due 2032 (the “New 2032 Notes”), to be

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March 21, 2022

issued under the Indenture, dated as of November 30, 2021 (the “2032/2042/2051 Indenture” and together with the 2025/2027/2030 Indenture, the 2026/2029 Indenture and the 2031/2041 Indenture, the “Indentures”), among the Issuers, the Parent, as guarantor and the Trustee (viii) up to $1,000,000,000 aggregate principal amount of the Issuers’ 3.250% Senior Notes due 2041 (the “New 2041 Notes”) to be issued under the 2031/2041 Indenture, (ix) up to $500,000,000 aggregate principal amount of the Issuers’ 3.125% Senior Notes due 2042 (the “New 2042 Notes”), to be issued under the 2032/2042/2051 Indenture, and (x) up to $500,000,000 aggregate principal amount of the Issuers’ 3.250% Senior Notes due 2051 (the “New 2051 Notes”) and together with the New 2025 Notes, the New 2026 Notes, the New 2027 Notes, the New 2029 Notes, the New 2030 Notes, the New 2031 Notes, the New 2032 Notes, the New 2041 Notes and the New 2042 Notes, the “New Notes”) to be issued under the 2032/2042/2051 Indenture.

The New Notes are to be issued pursuant to offers (the “Exchange Offers”) to exchange an aggregate principal amount of up to (i) $500,000,000 of the New 2025 Notes, which have been registered under the Securities Act of 1933 (the “Securities Act”), for a like principal amount of the Issuers’ issued and outstanding 2.700% Senior Notes due 2025 (the “Old 2025 Notes”) as contemplated by a Registration Rights Agreement, dated as of May 1, 2020 (the “2025/2027/2030 Registration Rights Agreement”), among the Issuers, the Parent, as guarantor and Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers of the Old 2025 Notes, the Old 2027 Notes (as defined below) and the Old 2030 Notes (as defined below), (ii) $750,000,000 of the New 2026 Notes, which have been registered under the Securities Act, for a like principal amount of the Issuers’ issued and outstanding 3.875% Senior Notes due 2026 (the “Old 2026 Notes”) as contemplated by a Registration Rights Agreement (the “2026/2029 Registration Rights Agreement”), dated as of June 18, 2019, among the Issuers, the Parent, as guarantor and BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers of the Old 2026 Notes and the Old 2029 Notes (as defined below), (iii) $500,000,000 of the New 2027 Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 3.150% Senior Notes due 2027 (the “Old 2027 Notes”) as contemplated by the 2025/2027/2030 Registration Rights Agreement, (iv) $1,000,000,000 of the New 2029 Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 4.300% Senior Notes 2029 (the “Old 2029 Notes”) as contemplated by the 2026/2029 Registration Rights Agreement, (v) $1,000,000,000 of the New 2030 Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s 3.400% Senior Notes due 2030 (the “Old 2030 Notes”) as contemplated by the 2025/2027/2030 Registration Rights Agreement, (vi) $1,000,000,000 of the New 2031 Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s 2.500% Senior Notes due 2031 (the “Old 2031 Notes”) as contemplated by a Registration Rights Agreement (the “2031/2041 Registration Rights Agreement”), dated as of May 11, 2021, among the Issuers, the Parent, as guarantor and Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers of the Old 2031 Notes and the Old 2041 Notes (as defined below), (vii) $1,000,000,000 of the New 2032 Notes, which have been registered under the Securities Act, for a like principal amount of the Issuers’ 2.650% Senior Notes due 2032 (the “Old 2032 Notes”) as contemplated by a Registration Rights Agreement (the “2032/2042/2051 Registration Rights Agreement” and together with the 2025/2027/2030 Registration Rights Agreement, the 2026/2029 Registration Rights Agreement and the 2031/2041 Registration Rights Agreement, the “Registration Rights Agreements”), dated as of November 30, 2021, among the Issuers, the Parent, as guarantor, and BofA Securities, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers of the Old 2032 Notes, the Old 2042 Notes (as defined below) and the Old 2051 Notes (as defined below), (viii) $1,000,000,000 of the New 2041 Notes, which have been registered under the Securities Act, for a like principal amount of the Issuers’ 3.250% Senior Notes due 2041 (the “Old 2041 Notes”) as contemplated by the 2031/2041 Registration Rights Agreement, (ix) $500,000,000 of the New 2042 Notes, which have been registered under the Securities Act, for a like principal amount of the Issuers 3.125% Senior Notes due 2042 (the “Old 2042 Notes”) as

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contemplated by the 2032/2042/2051 Registration Rights Agreement, and (x) $500,000,000 of the New 2051 Notes, which have been registered under the Securities Act, for a like principal amount of the Issuers’ 3.250% Senior Notes due 2051 (the “Old 2051 Notes” and together with the Old 2025 Notes, the Old 2026 Notes, the Old 2027 Notes, the Old 2029 Notes, the Old 2030 Notes, the Old 2031 Notes, the Old 2032 Notes, the Old 2041 Notes, the Old 2042 Notes and the Old 2051 Notes, the “Old Notes”) as contemplated by the 2032/2042/2051 Registration Rights Agreement.

As of the date hereof, the Parent guarantees the Old Notes (in such capacity, the “Guarantor”) and will guarantee the New Notes immediately following the Exchange Offers and any Old Notes that remain outstanding following the Exchange Offers.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)

the registration statement on Form S-4 of the Issuers and the Guarantor relating to the New Notes filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)	executed copies of the Registration Rights Agreements;

(c)	executed copies of the Indentures, including Article 10 thereof containing the guaranty obligations of the Guarantor (the “Guarantees”);

(d)	the forms of global certificates included in the Indentures (the “New Notes Certificates”) evidencing the New Notes to be registered in the name of Cede & Co.;

(e)	an executed copy of a certificate of Luc de Dobbeleer, Authorized Officer of NXP Funding, dated the date hereof (“NXP Funding’s Secretary’s Certificate”);

(f)	a copy of NXP Funding’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of March 21, 2022, and certified pursuant to NXP Funding’s Secretary’s Certificate;

(g)

a copy of NXP Funding’s Limited Liability Company Agreement (the “LLC Agreement”), dated as of September 22, 2006, by the Company (formerly known as Philips Semiconductors International B.V.), as sole member of NXP Funding, certified pursuant to NXP Funding’s Secretary’s Certificate;

(h)

an executed copy of a certificate of Timothy Shelhamer, Authorized Officer of NXP USA, dated the date hereof (“NXP USA’s Secretary’s Certificate” and together with NXP Funding’s Secretary’s Certificate, the “Secretary’s Certificates”);

(i)	a copy of NXP USA’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of March 21, 2022, and certified pursuant to NXP USA’s Secretary’s Certificate;

(j)	a copy of NXP USA’s By-laws, as amended and in effect as of the date hereof, certified pursuant to NXP USA’s Secretary’s Certificate;

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(k)

copies of the written consents of the sole member of NXP Funding, adopted on June 11, 2019, March 6, 2020, April 30, 2021 and November 11, 2021, certified pursuant to NXP Funding’s Secretary’s Certificate; and

(l)

copies of certain resolutions of the Board of Directors of NXP USA, adopted on June 11, 2019, March 6, 2020, April 30, 2021 and November 11, 2021, certified pursuant to NXP USA’s Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and the Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuers, the Guarantor and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuers and the Guarantor and others and of public officials, including those in the Secretary’s Certificates and the factual representations and warranties contained in the Transaction Documents (as defined below).

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the Delaware Limited Liability Company Act (the “DLLCA”), and (iii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, (i) “Opinion Parties” means each of the Issuers and the Guarantor, and (ii) “Transaction Documents” means the Indentures and the New Notes Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.    The New Notes Certificates have been duly authorized by all requisite limited liability company action on the part of NXP Funding under the DCLLA and all requisite corporate action on the part of NXP USA under the DGCL and when duly executed by the Issuers and duly authenticated by the Trustee and issued and delivered by the Issuers upon consummation of the Exchange Offers against receipt of the Old Notes to be surrendered in exchange therefor in accordance with the terms of the applicable Indenture, the applicable Registration Rights Agreement and the Exchange Offers, the New Notes Certificates will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms under the laws of the State of New York.

2.    When the New Notes Certificates are issued and delivered by the Issuers upon consummation of the Exchange Offers against receipt of the Old Notes to be surrendered in exchange therefor in accordance with the terms of the applicable Indenture, the applicable Registration Rights Agreement and the Exchange Offers, the Guarantees will constitute the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms under the laws of the State of New York,

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The opinions stated herein are subject to the following qualifications:

(a)

we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)

we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)

except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)

we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)

we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(f)

to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

(g)

we do not express any opinion with respect to the enforceability of Article 10 of the Indentures to the extent that such section provides the obligations of the Guarantor are absolute and unconditional irrespective of the enforceability or genuineness of the Indentures or the effect thereof on the opinions herein stated;

(h)

we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of the Indentures to the extent that such provisions limit the obligation of the Guarantor under the Indentures or the Note Certificates or any right of contribution of any party with respect to such Guarantee;

(i)

we have assumed that NXP Funding has accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

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(j)

we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency;

(k)

we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion; and

(l)

we do not express any opinion whether the execution or delivery of any Transaction Document by any Opinion Party, or the performance by any Opinion Party of its obligations under any Transaction Document to which such Opinion Party is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any Opinion Party or any of its subsidiaries.

In addition, in rendering the foregoing opinions we have assumed that:

(a)

each of the Company and the Parent (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of The Netherlands and (iii) has complied and will comply with all aspects of the laws of The Netherlands, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents and the Registration Rights Agreement to which the Company (including in its capacity as the sole member of NXP Funding) or the Parent is a party;

(b)

each of the Company and the Parent has the power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which the Company (including in its capacity as the sole member of NXP Funding) or the Parent is a party;

(c)

neither the execution and delivery by the Company, NXP Funding, NXP USA or the Parent of the Transaction Documents to which the Company, NXP Funding, NXP USA or the Parent is a party nor the performance by the Company, NXP Funding, NXP USA or the Parent of its obligations under each of the Transaction Documents or the Registration Rights Agreement to which the Company, NXP Funding, NXP USA or the Parent is a party, including the issuance of the New Notes: (i) conflicts or will conflict with the organizational documents of the Company or the Parent, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company, NXP Funding, NXP USA or the Parent or their property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Parent’s Annual Report on Form 10-K for the year ended December 31, 2021), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company, NXP Funding, NXP USA or the Parent or their property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company, NXP Funding, NXP USA or the Parent or their property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law);

(d)

neither the execution and delivery by the Company, NXP Funding, NXP USA or the Parent of the Transaction Documents to which the Company, NXP Funding, NXP USA or the Parent is a party nor the enforceability of each of the Transaction Documents to which the Company, NXP Funding, NXP USA or the Parent is a party against the Company, NXP Funding, NXP USA or the Parent requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

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(e)

the LLC Agreement is the only limited liability company agreement, as defined under the DLLCA, of NXP Funding; NXP Funding has, and since the time of its formation has had, at least one validly admitted and existing member of NXP Funding and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by NXP Funding or its sole member, as applicable, that would result in, the liquidation, dissolution or winding-up of NXP Funding, (ii) no event has occurred that has adversely affected the good standing of NXP Funding under the laws of its jurisdiction of formation, and NXP Funding has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of NXP Funding’s Certificate of Formation.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Parent’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP